Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Perficient, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-100490, No. 333-116549, No. 333-117216, No. 333-123177, No. 333-129054, No. 333-138602, No. 333-142267, No. 333-145899, No. 333-147687, and No. 333-148978) on Form S-3 and (No. 333-42626, No. 333-44854, No. 333-75666, No. 333-118839, No. 333-130624, and No. 333-147730) on Form S-8 of Perficient, Inc. and subsidiaries (the Company) of our reports dated March 3, 2008, with respect to the consolidated balance sheets of the Company as of December 31, 2007, and the related consolidated statements of income, stockholders’ equity, and cash flows, for the year then ended, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of the Company.

Our report with respect to the consolidated financial statements refers to the Company’s adoption, effective January 1, 2006, of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment.

Our report dated March 3, 2008, on the effectiveness of internal control over financial reporting as of December 31, 2007, contains an explanatory paragraph that states the Company acquired e tech solutions, Inc. (E Tech), Tier1 Innovation, LLC (Tier 1), BoldTech Systems, Inc. (BoldTech), and ePairs, Inc. (ePairs) during 2007, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007, E Tech, Tier 1, BoldTech, and ePairs’ internal control over financial reporting associated with 25% and 10% of the Company’s total assets and total revenues, respectively, as of and for the year ended December 31, 2007.  Our audit of internal control over financial reporting of Perficient, Inc. as of December 31, 2007 also excluded an evaluation of the internal control over financial reporting of E Tech, Tier 1, BoldTech, and ePairs.

/s/ KPMG LLP
St. Louis, Missouri
March 3, 2008